UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2004

                                   QT 5, INC.

               (Exact name of Registrant as specified in charter)



          Delaware                    000-25022                 72-7148906
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                       5655 Lindero Canyon Road, Suite 120
                       Westlake Village, California 91362
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (818) 338-1500

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 8, 2004, QT 5, Inc. acquired certain assets and inventory from Xact Aid, Inc. The consideration for the acquisition is $35,701, of which $5,000 has been paid and the balance is to be paid in monthly installments of $5,000.

Attached as a Exhibit in the Asset Purchase Agreement and Press Release related to the acquisition.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

10.1     Asset Purchase Agreement dated April 8, 2004
99.1     Press Release related to Xact Aid, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        QT 5, INC.





                        By: /s/Steven H. Reder
                            -------------------------------
                            Steven H. Reder, President

                        Dated:  April 23, 2004